Exhibit (c)(2)

CONFIDENTIAL DRAFT

Project Emily Preliminary Business Plans Comparison Analysis

Goldman, Sachs & Co. March 30th, 2006

Table of Contents	CONFIDENTIAL DRAFT

I. Executive Summary II. Embratel Business Plan Comparison Analysis

CONFIDENTIAL DRAFT

I. Executive Summary

Executive Summary     3

Executive Summary	CONFIDENTIAL DRAFT

■      We have prepared a summary comparison of the main financial metrics for EMT’s draft of a revised management plan (the “New Plan”) and the EMT management plan furnished to ABN AMRO for the preparation of the Laudo this past October 2005 (the “Old Plan”)

■      For comparison purposes and to better estimate the changes in EMT’s main businesses, we have assumed that EMT owned the same businesses during the Old Plan as they do today with the exception of the VoIP business which changed its commercial arrangement with NET and as a result, we decided to review it separately not to distort the analysis

—     From a revenue growth and profitability perspective, the consolidated New Plan, excluding the VoIP business, is in line with the Old Plan resulting in a slight aggregate increase for the entire 2006-2014 forecasting period of R$1,408 million in Revenues, R$233 million in EBITDA and R$95 million in Capex

—     The New VoIP business however, presents an aggregate difference for its 5-year plan of (R$2,373) million in Revenues, (R$329) million in EBITDA and (R$472) million in Capex

—     In sum, the net difference for the consolidated New Plan accounting for the New VoIP business versus the Old Plan and the Old VoIP business model results in a change for the entire forecasting period of (R$965) million in Revenues, (R$96) million in EBITDA and (R$378) million in Capex

■      We have also compared the New Plan versus Wall Street analysts’ estimates from a Revenue and EBITDA perspective. The analyst community is more conservative from a Revenue and EBITDA growth perspective, particularly for the upcoming 2006 year, than the New Plan estimates and they are forecasting similar EBITDA margins

■      We also analyzed the information materials sent by EMT for ABN AMRO’s financial analysis and believe that EMT should be in a position to share such information with ABN except for the NET 2006 Budget materials

—     We believe that ABN AMRO will also request from Embratel to analyze the main operational metrics behind the New Plan

Executive Summary	4

CONFIDENTIAL DRAFT

II. Embratel Business Plan Comparison Analysis

Embratel Business Plan Comparison Analysis     5

EMT Management Projections New Versus Old Revenue Mix Summary (R$ in million)[1]	CONFIDENTIAL DRAFT

Source: EMT Management financials.

[1]	Old Consolidated Embratel business plan combines the old figures for Embratel, on a stand alone basis, the ones for BrasilCenter, Click21, Vesper, TMX do Brasil, Primesys New Business Plan and 80% of StarOne Figures. The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel, TMX do Brasil, BrasilCenter, Click21, Vesper Figures , New Primesys Buniness Plan and 80% of StarOne Figures. Given the Equity Consolidation Method, Net Serviços is not included in either case. VoIP not included in either case.

Embratel Business Plan Comparison Analysis	6

EMT Management Projections New Business Plan Sales Breakdown (R$ in million)[1]	CONFIDENTIAL DRAFT

Source: EMT Management financials.

[1]	The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel, TMX do Brasil, BrasilCenter, Click21, Vesper Figures , New Primesys Buniness Plan and 80% of StarOne Figures. Given the Equity Consolidation Method, Net Serviços is not included in either case. VoIP not included.
[2]	Actual 2004 and 2005 figures as reported by the company. Embratel started consolidating Primesys in December 2005 and TMX do Brasil in November 2005.

Embratel Business Plan Comparison Analysis	7

EMT Management ProjectionsSource: New Versus Old Revenues Estimates Comparison (R$ in million)	CONFIDENTIAL DRAFT

Source: EMT Management financials.

[1]	Old Consolidated Embratel business plan combines the old figures for Embratel, on a stand alone basis, the ones for BrasilCenter, Click21, Vesper, TMX do Brasil, Primesys New Business Plan and 80% of StarOne Figures. The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel, TMX do Brasil, BrasilCenter, Click21, Vesper Figures , New Primesys Buniness Plan and 80% of StarOne Figures. Given the Equity Consolidation Method, Net Serviços is not included in either case. VoIP not included in either case.
[2]	Actual 2004 and 2005 figures as reported by the company. Embratel started consolidating Primesys in December 2005 and TMX do Brasil in November 2005.

Embratel Business Plan Comparison Analysis	8

EMT Management ProjectionsSource: New Versus Old Gross Profit Estimates Comparison (R$ in million)	CONFIDENTIAL DRAFT

Source: EMT Management financials.

[1]	Old Old Consolidated Embratel business plan combines the old figures for Embratel, on a stand alone basis, the ones for BrasilCenter, Click21, Vesper, TMX do Brasil, Primesys New Business Plan and 80% of StarOne Figures. The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel, TMX do Brasil, BrasilCenter, Click21, Vesper Figures , New Primesys Buniness Plan and 80% of StarOne Figures. Given the Equity Consolidation Method, Net Serviços is not included in either case. VoIP not included in either case.
[2]	Actual 2004 and 2005 figures as reported by the company. Embratel started consolidating Primesys in December 2005 and TMX do Brasil in November 2005.

Embratel Business Plan Comparison Analysis	9

EMT Management ProjectionsSource: New Versus Old SG&A Estimates Comparison (R$ in million)	CONFIDENTIAL DRAFT

Source: EMT Management financials.

[1]	Old Consolidated Embratel business plan combines the old figures for Embratel, on a stand alone basis, the ones for BrasilCenter, Click21, Vesper, TMX do Brasil, Primesys New Business Plan and 80% of StarOne Figures. The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel, TMX do Brasil, BrasilCenter, Click21, Vesper Figures , New Primesys Buniness Plan and 80% of StarOne Figures. Given the Equity Consolidation Method, Net Serviços is not included in either case. VoIP not included in either case.
[2]	Actual 2004 and 2005 figures as reported by the company. Embratel started consolidating Primesys in December 2005 and TMX do Brasil in November 2005.

Embratel Business Plan Comparison Analysis	10

EMT Management ProjectionsSource: New Versus Old EBITDA Estimates Comparison (R$ in million)	CONFIDENTIAL DRAFT

Source: EMT Management financials.

[1]	Old Consolidated Embratel business plan combines the old figures for Embratel, on a stand alone basis, the ones for BrasilCenter, Click21, Vesper, TMX do Brasil, Primesys New Business Plan and 80% of StarOne Figures. The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel, TMX do Brasil, BrasilCenter, Click21, Vesper Figures , New Primesys Buniness Plan and 80% of StarOne Figures. Given the Equity Consolidation Method, Net Serviços is not included in either case. VoIP not included in either case.
[2]	Actual 2004 and 2005 figures as reported by the company. Embratel started consolidating Primesys in December 2005 and TMX do Brasil in November 2005.

Embratel Business Plan Comparison Analysis	11

EMT Management ProjectionsSource: New Versus Old Capex Estimates Comparison (R$ in million)	CONFIDENTIAL DRAFT

Source: EMT Management financials.

[1]	Old Consolidated Embratel business plan combines the old figures for Embratel, on a stand alone basis, the ones for BrasilCenter, Click21, Vesper, TMX do Brasil, Primesys New Business Plan and 80% of StarOne Figures. The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel, TMX do Brasil, BrasilCenter, Click21, Vesper Figures , New Primesys Buniness Plan and 80% of StarOne Figures. Given the Equity Consolidation Method, Net Serviços is not included in either case. VoIP not included in either case.
[2]	Actual 2004 and 2005 figures as reported by the company. Embratel started consolidating Primesys in December 2005 and TMX do Brasil in November 2005.

Embratel Business Plan Comparison Analysis	12

VOIP Business Plan Summary Business Plan Comparison (R$ in million)	CONFIDENTIAL DRAFT

Source: Embratel Management

Embratel Business Plan Comparison Analysis	13

Summary Business Plans Comparison Breakdown by Businesses[1] (In R$ million)	CONFIDENTIAL DRAFT

EBITDA (R$ MM)	2006E		2007E		2008E		2009E		2010E		2011E		2012E		2013E		2014E		Total
Embratel + TMX do Brasil
New Business Plan	R$	1,948	R$	1,934	R$	1,922	R$	1,879	R$	1,860	R$	1,876	R$	1,885	R$	1,897	R$	1,904	R$	17,105
Old Business Plan	R$	1,877	R$	2,001	R$	1,880	R$	1,913	R$	1,808	R$	1,895	R$	1,808	R$	1,890	R$	1,800	R$	16,872
Difference (R$)	R$	71	R$	(67)	R$	42	R$	(34)	R$	52	R$	(19)	R$	77	R$	7	R$	104	R$	233
Difference(%)																				1.4%
VOIP
New Business Plan	R$	18	R$	57	R$	88	R$	114	R$	136		NA		NA		NA		NA	R$	413
Old Business Plan	R$	(24)	R$	42	R$	134	R$	238	R$	353		NA		NA		NA		NA	R$	742
Difference (R$)	R$	42	R$	15	R$	(46)	R$	(123)	R$	(217)		NA		NA		NA		NA	R$	(329)
Difference(%)																				-44.3%
Primesys
New Business Plan	R$	81	R$	87	R$	94	R$	102	R$	110	R$	119	R$	128	R$	138	R$	149	R$	1,008
Old Business Plan	R$	81	R$	87	R$	94	R$	102	R$	110	R$	119	R$	128	R$	138	R$	149	R$	1,008
Difference (R$)	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0
Difference(%)																				0.0%
80% of StarOne
New Business Plan	R$	239	R$	310	R$	363	R$	403	R$	452	R$	461	R$	505	R$	549	R$	608	R$	3,892
Old Business Plan	R$	239	R$	310	R$	363	R$	403	R$	452	R$	461	R$	505	R$	549	R$	608	R$	3,892
Difference (R$)	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0
Difference(%)																				0.0%
Consolidated Embratel
New Business Plan	R$	2,286	R$	2,388	R$	2,468	R$	2,498	R$	2,558		NA		NA		NA		NA	R$	22,417
Old Business Plan	R$	2,173	R$	2,441	R$	2,471	R$	2,655	R$	2,723		NA		NA		NA		NA	R$	22,514
Difference (R$)	R$	113	R$	(52)	R$	(4)	R$	(157)	R$	(165)		NA		NA		NA		NA	R$	(96)
Difference(%)																				-0.4%

Capex (R$ MM)	2006E		2007E		2008E		2009E		2010E		2011E		2012E		2013E		2014E
Embratel + TMX do Brasil
New Business Plan	R$	811	R$	660	R$	760	R$	769	R$	831	R$	858	R$	902	R$	913	R$	967	R$	7,471
Old Business Plan	R$	784	R$	768	R$	749	R$	791	R$	821	R$	853	R$	848	R$	875	R$	887	R$	7,376
Difference (R$)	R$	27	R$	(108)	R$	11	R$	(22)	R$	10	R$	6	R$	54	R$	38	R$	80	R$	95
Difference(%)																				1.3%
VOIP
New Business Plan	R$	40	R$	33	R$	28	R$	25	R$	21		NA		NA		NA		NA	R$	147
Old Business Plan	R$	95	R$	174	R$	167	R$	162	R$	22		NA		NA		NA		NA	R$	620
Difference (R$)	R$	(55)	R$	(140)	R$	(139)	R$	(137)	R$	(1)		NA		NA		NA		NA	R$	(472)
Difference(%)																				-76.2%
Primesys
New Business Plan	R$	55	R$	46	R$	49	R$	53	R$	57	R$	62	R$	67	R$	72	R$	78	R$	538
Old Business Plan	R$	55	R$	46	R$	49	R$	53	R$	57	R$	62	R$	67	R$	72	R$	78	R$	538
Difference (R$)	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0
Difference(%)																				0.0%
80% of StarOne
New Business Plan	R$	531	R$	194	R$	19	R$	31	R$	113	R$	219	R$	182	R$	49	R$	61	R$	1,400
Old Business Plan	R$	531	R$	194	R$	19	R$	31	R$	113	R$	219	R$	182	R$	49	R$	61	R$	1,400
Difference (R$)	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0	R$	0
Difference(%)																				0.0%
Consolidated Embratel
New Business Plan	R$	1,438	R$	933	R$	856	R$	877	R$	1,022		NA		NA		NA		NA	R$	9,555
Old Business Plan	R$	1,466	R$	1,181	R$	984	R$	1,036	R$	1,013		NA		NA		NA		NA	R$	9,933
Difference (R$)	R$	(28)	R$	(249)	R$	(128)	R$	(159)	R$	9		NA		NA		NA		NA	R$	(378)
Difference(%)																				-3.8%

[1]	Old Consolidated Embratel business plan combines the old figures for Embratel, the ones for BrasilCenter, Click21,Vesper, TMX do Brasil, Primesys New Business Plan, 80% of StarOne Figures and Old Voip Business Plan. The new Consolidated Embratel Business combines the New Embratel stand alone Business Plan which already includes Embratel and BrasilCenter, Click21,Vesper, TMX do Brasil figures, New Primesys Buniness Plan, 80% of StarOne Figures and New Voip Business Plan. Given the Equity Consolidation Method, Net Serviços is not included in either case.

Embratel Business Plan Comparison Analysis	14

EMT Management Projections[1] Benchmarking Analysis Versus Wall Street Estimates	CONFIDENTIAL DRAFT

Revenue Growth
Research House		Report Date	2006E	2007E	2008E
Bradesco Corretora De Valores		February 15, 2006	1.3%	-2.8%	0.4%
Credit Suisse - North America		February 11, 2006	-3.3%	NA	NA
Banco Brascan		February 8, 2006	-0.5%	-0.6%	-0.8%
Ubs		January 31, 2006	0.7%	-1.6%	NA
Pactual		December 12, 2005	4.0%	-1.2%	-1.1%
Unibanco		November 1, 2005	5.4%	0.1%	NA

Average			1.3%	-1.2%	-0.5%
Median			1.0%	-1.2%	-0.8%
EMT Management	New		9.4%	2.7%	3.1%
	Old		7.5%	4.8%	6.1%

EBITDA Margin
Research House		Report Date	2006E	2007E	2008E
Bradesco Corretora De Valores		February 15, 2006	25.4%	24.2%	25.5%
Credit Suisse - North America		February 11, 2006	28.2%	NA	NA
Banco Brascan		February 8, 2006	26.7%	26.9%	25.9%
Ubs		January 31, 2006	26.5%	27.2%	NA
Pactual		December 12, 2005	25.1%	26.9%	27.2%
Unibanco		November 1, 2005	26.7%	27.5%	NA

Average			26.5%	26.9%	27.0%
Median			26.6%	26.9%	25.9%
EMT Management	New		27.6%	28.1%	28.2%
	Old		26.7%	28.6%	27.3%

EBITDA Growth						EBITDA	EBITDA	EBITDA
Research House		Report Date	2006E	2007E	2008E	2006E	2007E	2008E
Bradesco Corretora De Valores		February 15, 2006	15.1%	-7.6%	5.7%	1,950.0	1,801.1	1,903.5
Credit Suisse - North America		February 11, 2006	21.7%	NA	NA	2,061.4	NA	NA
Banco Brascan		February 8, 2006	18.4%	0.5%	-4.8%	2,006.6	2,016.6	1,920.7
Ubs		January 31, 2006	19.3%	0.9%	NA	2,021.6	2,040.5	—
Pactual		December 12, 2005	16.5%	5.9%	-0.1%	1,974.0	2,090.0	2,088.0
Unibanco		November 1, 2005	25.5%	3.2%	NA	2,126.0	2,194.0	NA

Average			19.4%	0.6%	0.3%	2,023.3	2,028.4	1,970.7
Median			18.9%	0.9%	-0.1%	2,014.1	2,040.5	1,920.7
EMT Management	New		34.9%	4.5%	3.3%	2,286.1	2,388.1	2,467.7
	Old		28.3%	12.3%	1.3%	2,172.8	2,440.5	2,471.4

Source: EMT Management and Wall Street research.

[1]	Figures for consolidated Embratel Business combining the New Embratel stand alone Business Plan which already includes Embratel, BrasilCenter, Click21, Vesper andTMX do Brasil figures, Primesys Business Plan, 80% of StarOne Figures and New Voip Business Plan.

Embratel Business Plan Comparison Analysis	15

CONFIDENTIAL DRAFT

Discussion Materials

Goldman, Sachs & Co. April 25, 2006

Table of Contents	CONFIDENTIAL DRAFT

I. Company Plan II. EMT Recent Stock Price Performance Appendix A: Latin America Fixed Line CSC

CONFIDENTIAL DRAFT

I. Company Plan

Company Plan     1

EMT Management Projections Estimates Comparison – October Laudo vs. Current Plan vs. 2006 Budget (R$ in million)	CONFIDENTIAL DRAFT

[1]	Pro-Forma October Laudo Plan includes October Laudo for Embratel plus current plans for TMX do Brasil, VoIP, Primesys and 100% of StarOne
[2]	Current Plan includes Embratel, TMX do Brasil, VoIP, Primesys and 100% of StarOne
[3]	Budget includes Embratel, TMX do Brasil, VoIP, Primesys and 100% of StarOne

Company Plan	2

EMT Management Projections EBITDA Estimates Comparison - Current Plan vs. Laudo Plan (R$ in million)	CONFIDENTIAL DRAFT

Source: EMT Management Financials

[1]	Actual 2005 figures as reported by the company. Embratel started consolidating Primesys in December 2005 and TMX do Brasil in November 2005.
[2]	Current Plan combines the Latest Embratel stand alone Business Plan which includes Embratel, TMX do Brasil, BrasilCenter, Click21 and Vesper with New Primesys, 100% of StarOne and New VoIP figures. October Laudo Plan combines the Embratel stand alone Business Plan, sent to ABN as of October 2005, which already includes Embratel on a stand alone basis, the ones for TMX do Brasil, BrasilCenter, Click21, Vesper, New Primesys, 100% of StarOne and New VoIP figures.

Company Plan	3

CONFIDENTIAL DRAFT

II. EMT Recent Stock Price Performance

EMT Recent Stock Price Performance    4

Embratel Stock Price Performance In R$ Terms	CONFIDENTIAL DRAFT

Source: FactSet

EMT Recent Stock Price Performance	5

EMT Public Market Valuation Comparison As of April 24, 2006[4]	CONFIDENTIAL DRAFT

Source: IBES and FactSet

[1]	For Embratel Proforma, the market cap excludes equity value of NET (at market).
[2]	Market Cap as of April 24, 2006
[3]	Based on a price of $6.40 / ON share of the Appraiser report made by ABN AMRO to the Telmex / Embratel transaction as of October 2005.
[4]	Based on IBES median estimates
[5]	Implied multiples considering a R$7.00 price per share for Embratel

EMT Recent Stock Price Performance	6

Cash Tender Offer for All EMT Minorities Total Potential Investment (R$ Million)	CONFIDENTIAL DRAFT

	Valuation Benchmark
			Premium over PN Market Price			ABN Laudo Price (3)	Preliminary Estimate (8)
	Float Market Value (2)		5%	10%	15%	17%	28%
EMT Share Price (1)	R$	5.47	5.74	6.02	6.29	6.40	7.00
Implied ON Investment	R$	75	79	82	86	88	96
Implied PN Investment	R$	1,422	1,494	1,565	1,636	1,664	1,820

Total Investment (R$ mm)	R$	1,497	1,572	1,647	1,722	1,752	1,916

Total Investment (US$ mm) (4)		$706	742	777	812	826	904

2005A EBITDA (R$ mm)	Implied EV / 05A EBITDA at market(5)
R$ 1,861		3.6 x	3.7 x	3.9 x	4.0 x	4.1 x	4.4 x

	Adjusted EV / 05A EBITDA(6)
R$ 1,694		2.7 x	2.9 x	3.0 x	3.2 x	3.3 x	3.6 x

2006E EBITDA (R$ mm)(7)	Implied EV / 06E EBITDA at market (5)
R$ 2,214		3.0 x	3.1 x	3.2 x	3.4 x	3.4 x	3.7 x

	Adjusted EV / 06E EBITDA(6)
R$ 2,021		2.3 x	2.4 x	2.5 x	2.7 x	2.7 x	3.0 x

Prices as of 24-Apr-06: ON R$5.05 and PN R$5.47

(1)	Based on PN shares
(2)	Assuming ON minority stake of 2.7% (13.7 mm of shares) and PN minority stake of 54.6% (260.0 mm shares)
(3)	Appraiser report made by ABN AMRO to the Telmex / Embratel transaction on October 2005
(4)	Using an exchange rate of 2.12 R $/US$ as of 24-Apr-06
(5)	Implied Multiple over 2005A EBITDA and 4Q05 Net Debt. Includes proportional stake in Net (EBITDA and Net Debt)
(6)	Net stake excluded from EMT market cap at market value
(7)	Estimates from I/B/E/S.
(8)	Assuming preliminary estimate of R$7.00 per Embratel share

EMT Recent Stock Price Performance	7

Cost Basis Analysis of EMT Shares 1 Embrapar – EBTP3 and EBTP4	CONFIDENTIAL DRAFT

			3 months				6 months				12 months
			ON		PN		ON		PN		ON		PN
Weighted Average Share Price			R$	5.0	R$	5.5	R$	5.1	R$	5.6	R$	4.9	R$	5.2
Average Daily Share Volume (000s)				17,843		2,797,724		24,155		2,842,178		22,796		2,736,782
Average Daily Volume (000s)			R$	88	R$	15,314	R$	124	R$	15,981	R$	111	R$	14,218

Total # of Shares Traded (000s)				1,177,606		229,413,365		3,188,430		420,642,303		5,995,441		763,562,233

Shares Traded as % of Class Float				0.1 x		0.9 x		0.2 x		1.6 x		0.4 x		2.9 x
Shares Traded as % of Total Float				0.0 x		0.8 x		0.0 x		1.5 x		0.0 x		2.8 x

% Absolute Return vs. Average Share Price based on:

Premium over Current Price [1]	ON	PN
0.0%	$5.05	$5.47		1.9%		(0.1)%		(1.7)%		(2.7)%		4.1%		5.3%
10.0%	$5.56	$6.02		12.0%		9.9%		8.1%		7.0%		14.5%		15.8%
20.0%	$6.06	$6.56		22.2%		19.9%		17.9%		16.7%		24.9%		26.3%
30.0%	$6.57	$7.11		32.4%		29.9%		27.8%		26.5%		35.3%		36.9%
40.0%	$7.07	$7.66		42.6%		39.9%		37.6%		36.2%		45.7%		47.4%
50.0%	$7.58	$8.21		52.8%		49.9%		47.4%		45.9%		56.1%		57.9%

% of Shares Traded at Price Equal or Below [2]:

Premium over Current Price [1]	ON	PN
0.0%	$5.05	$5.47		76.4%		64.9%		47.3%		47.8%		71.0%		71.3%
10.0%	$5.56	$6.02		99.2%		75.1%		82.0%		74.0%		90.0%		85.7%
20.0%	$6.06	$6.56		100.0%		91.6%		100.0%		90.2%		100.0%		94.6%
30.0%	$6.57	$7.11		100.0%		100.0%		100.0%		100.0%		100.0%		100.0%
40.0%	$7.07	$7.66		100.0%		100.0%		100.0%		100.0%		100.0%		100.0%
50.0%	$7.58	$8.21		100.0%		100.0%		100.0%		100.0%		100.0%		100.0%

Source: Factset

[1]	Price of R$5.05 / ON share and R$5.47 / PN share as of April 24, 2006
[2]	Analysis indicates the percentage of shares traded at a price equal to or below specific premium applied over the current price

EMT Recent Stock Price Performance	8

Illustrative Valuation for EMT Comparison to ABN AMRO Laudo In R$ Terms	CONFIDENTIAL DRAFT

[1]	Difference between the Laudo price of R$0.84 and the current market price of R$1.24 per share of Net, as of April 24, 2006
[2]	Based on price paid by EMT upon announcement
[3]	Based on the increase in value resulting from discounting the New Plan at a current Nominal WACC of 14.2% in R$ versus the WACC used by ABN AMRO of ~15.9% in Nominal R$

EMT Recent Stock Price Performance	9

CONFIDENTIAL DRAFT

Appendix A: Latin America Fixed Line CSC

Latin America Fixed Line CSC    10

Common Stock Comparison Latin America Fixed Line	CONFIDENTIAL DRAFT

Company	Closing Price 04/24/06	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2)						5-Year EPS CAGR	2005A EBITDA Margin
					Sales			EBITDA
					2005A	2006E	2007E	2005A	2006E	2007E
Telmex	$21.04	81%	$23,191	$30,491	2.1 x	2.1 x	2.1 x	4.6 x	4.6 x	4.5 x	7.9%	44.9%
Telemar	16.99	86	6,492	9,930	1.3	1.3	1.3	3.2	3.0	3.0	19.0	40.4
Brasil Telecom	38.73	86	2,819	4,480	1.0	0.9	0.9	3.6	2.8	2.5	39.1	26.7
Embratel (3)	12.90	86	1,693	2,124	0.6	0.6	0.6	2.7	2.3	2.2	10.0	22.4
CANTV (4)	20.19	89	2,238	1,775	0.7	0.6	0.5	2.7	2.5	1.7	27.6	28.2
CANTV (adjusted) (5)	20.19	89	2,238	2,509	1.1	0.9	0.8	3.8	3.5	2.4	27.6	28.2
CTC	9.04	77	2,163	2,939	2.6	2.8	2.7	5.2	5.7	5.7	13.7	49.7
Telesp Fixa	24.44	96	12,063	12,892	1.9	2.0	2.1	4.2	4.3	4.4	6.1	45.5
Telecom Argentina	13.18	91	2,595	4,066	2.1	1.9	1.7	6.1	5.2	4.2	NA	35.0
Axtel (6)	2.23	91	905	997	2.2	2.2	1.6	6.4	5.3	4.4	20.0	34.8

	Max	96%	$23,191	$30,491	2.6 x	2.8 x	2.7 x	6.4 x	5.7 x	5.7 x	39.1%	49.7%
	Mean	87	5,640	7,220	1.6	1.5	1.4	4.2	3.9	3.5	19.0	35.6
	Median	87	2,417	3,502	1.6	1.6	1.4	4.0	3.9	3.6	19.0	34.9
	Min	77	905	997	0.6	0.6	0.5	2.7	2.3	1.7	6.1	22.4

Source: public filings as of December 31, 2005. Forward looking multiples based in US Dollars projections.

(1)	Equity Market Cap based on diluted shares outstanding. Enterprise Value includes Minority Interest at book value.
(2)	Estimates from I/B/E/S based on ADR's coverage.
(3)	Embratel figures exclude the equity value of NET's stake (at market) from EMT market cap.
(4)	Excludes impact of pension liabilities.
(5)	Includes impact of pension liabilities as debt at book value.
(6)	Forward looking multiples based in local currency.

Latin America Fixed Line CSC	11

DRAFT

Emily Tender Price Discussion Analysis at Various Prices

			ABN Laudo Range - EMT Share Price
			R$ 6.73		R$ 6.80		R$ 6.87		R$ 6.94		R$ 7.01		R$ 7.08		R$ 7.15
Total EMT Equity Value (R$ mm)			R$	6,654	R$	6,724	R$	6,793	R$	6,862	R$	6,931	R$	7,000	R$	7,070
Float EMT Equity Value (R$ mm)			R$	1,835	R$	1,854	R$	1,874	R$	1,893	R$	1,912	R$	1,931	R$	1,950
Total EMT Equity Value (US$ mm) (1)				$3,228		$3,262		$3,295		$3,329		$3,362		$3,396		$3,430
Float EMT Equity Value (US$ mm) (1)				$890		$900		$909		$918		$927		$937		$946
Net Debt (R$mm) (2)			R$	1,064	R$	1,064	R$	1,064	R$	1,064	R$	1,064	R$	1,064	R$	1,064
Laudo NET Equity Stake (R$ mm) (2)			R$	1,658	R$	1,658	R$	1,658	R$	1,658	R$	1,658	R$	1,658	R$	1,658
Adjusted EMT EV (R$ mm) (2)			R$	6,061	R$	6,130	R$	6,199	R$	6,268	R$	6,337	R$	6,407	R$	6,476

EV / 06EBITDA (3)				2.9 x		3.0 x		3.0 x		3.0 x		3.1 x		3.1 x		3.1 x
EV / 07EBITDA (3)				2.8 x		2.9 x		2.9 x		2.9 x		3.0 x		3.0 x		3.0 x

Premium Over the EMT Weighted Average PN Prices and Current PN Price:
	Price (R$)
Current EMT PN share (4)	R$	5.51		22.1%		23.4%		24.7%		26.0%		27.2%		28.5%		29.8%
30 days	R$	5.14		30.8%		32.2%		33.5%		34.9%		36.3%		37.6%		39.0%
90 days	R$	5.37		25.4%		26.7%		28.0%		29.4%		30.7%		32.0%		33.3%
180 days	R$	5.65		19.2%		20.4%		21.7%		22.9%		24.2%		25.4%		26.6%
360 days	R$	5.24		28.5%		29.9%		31.2%		32.5%		33.9%		35.2%		36.5%

Source: Factset, EMT financials and IBES

[1]	FX Rate of R$ 2.06 per 1.00 US$. Prices as of May 5, 2006.
[2]	EV = EMT equity value plus Net Debt (Financial Debt – Cash ), as of March 31, 2006, minus proportional NET stake as per ABN laudo (@ R$1.13 / share). EBITDA figures do not include proportional EBITDA from NET
[3]	EBITDA projections as per IBES Consensus as of May 5, 2005
[4]	As of May 5, 2005